SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2000

COMPAQ COMPUTER CORPORATION (Exact Name of Registrant as Specified in its Charter)

Delaware	1-9026	76-0011617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20555 SH 249 Houston, Texas	77070
(Address of Principal Executive Offices)	(Zip Code)

(281) 370-0670
(Registrant's telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.    Other Events.

In a release dated July 25, 2000, Compaq Computer Corporation (NYSE: CPQ) announced second quarter 2000 net income of $387 million, or $0.22 per diluted common share, compared with a loss of $184 million, or $(0.10) per diluted common share, in the year-earlier period. Excluding investment gains of $25 million after tax, earnings per diluted common share were $0.21. Compaq reported worldwide revenue of $10.1 billion for the quarter ended June 30, 2000, compared with $9.4 billion in the second quarter 1999. The news release is attached as Exhibit 99.1.

On July 25, 2000, Compaq posted to its website its "Business Outlook and Discussion of Financial Results, Second Quarter 2000," to supplement the information in the release of its financial results for the quarter ended June 30, 2000. This document, which contains unaudited financial information, is attached as Exhibit 99.2.

ITEM 7.    Financial Statements and Exhibits.

Exhibit 99.1      News Release dated July 25, 2000 is attached.

Exhibit 99.2      Business Outlook and Discussion of Financial Results, Second Quarter 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPAQ COMPUTER CORPORATION

Dated: July 25, 2000	By: /s/ Linda S. Auwers
Linda S. Auwers
Vice President, Associate General
Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	News Release dated July 25, 2000 (filed herewith)
99.2	Business Outlook and Discussion of Financial Results, Second Quarter 2000 (filed herewith)